As filed with the Securities and Exchange Commission on April 1, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RURAL/METRO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-0746929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona 85258

(480) 994-3886

(Address and telephone number of registrant’s principal executive offices)

RURAL/METRO CORPORATION

2008 INCENTIVE STOCK PLAN

(Full title of the plan)

Christopher E. Kevane

General Counsel

9221 East Via de Ventura

Scottsdale, Arizona 85258

(480) 994-3886

(Name, address and telephone number of agent for service)

Copies to:

Todd Chandler, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212)310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000	$2.41	$2,410,000	$94.71

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), additional shares of common stock, par value $0.01 per share (“Common Stock”), of Rural/Metro Corporation (the “Company”) which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)

For purposes of computing the registration fee only pursuant to Rule 457 under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices per share of Common Stock as reported on the Nasdaq Capital Market on March 26, 2008, which was $2.41.

EXPLANATORY NOTE

The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 1,000,000 shares of common stock reserved for issuance under the Company’s 2008 Incentive Stock Plan (“the Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a) The Company’s latest annual report on Form 10-K dated November 14, 2007, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Company’s latest prospectus filed pursuant to the Securities Act, that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A/A (No. 0-22056) filed with the Commission pursuant to Section 12(b) of the Exchange Act on February 2, 1995.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and shall be deemed to be a part hereof from the respective dates of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s Second Restated Certificate of Incorporation, as amended, provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. The principal effect of this provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which the limitation of liability is not available under the Delaware General Corporation Law. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. This provision also does not eliminate the directors’ duty of care. The inclusion of this provision in the Second Restated Certificate of Incorporation, as amended, however, may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise benefit the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

The Company’s Fourth Amended and Restated Bylaws provide that the Company is required to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (each, an “indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such indemnitee. The Fourth Amended and Restated Bylaws provide that the Company will not be obligated to indemnify an indemnitee (a) with respect to a proceeding (or part thereof) initiated or brought voluntarily by such indemnitee and not by way of defense; (b) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company; or (c) in connection with any event in which the indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

The Fourth Amended and Restated Bylaws also provide that the Company is required to pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided that such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the Fourth Amended and Restated Bylaws or otherwise.

The Company has entered into an indemnification agreement with each of the directors and certain officers of the Company. The indemnification agreements provide the Company’s directors and certain of its officers with contractual rights to the indemnification and expense advancement rights provided under the Company’s Fourth Amended and Restated Bylaws, as well as contractual rights to additional indemnification as provided in such indemnification agreements.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Second Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated March 31, 2008.)

3.2	Fourth Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated March 31, 2008.)

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	Rural/Metro Corporation 2008 Incentive Stock Plan. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated March 31, 2008.)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 31, 2008.

RURAL/METRO CORPORATION

By	/s/ Jack E. Brucker
Name:	Jack E. Brucker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Jack E. Brucker and Kristine B. Ponczak, and each of them, as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JACK E. BRUCKER	President, Chief Executive Officer and	March 31, 2008
Jack E. Brucker	Director (Principal Executive Officer)

/s/ KRISTINE B. PONCZAK	Senior Vice President, Secretary and Chief	March 31, 2008
Kristine B. Ponczak	Financial Officer (Principal Financial Officer)

/s/ GREGORY A. BARBER	Vice President and Corporate Controller	March 31, 2008
Gregory A. Barber	(Principal Accounting Officer)

/s/ COR J. CLEMENT	Chairman of the Board of Directors	March 31, 2008
Cor J. Clement

/s/ HENRY G. WALKER	Director	March 31, 2008
Henry G. Walker

/s/ LOUIS G. JEKEL	Director	March 31, 2008
Louis G. Jekel

/s/ ROBERT E. WILSON	Director	March 31, 2008
Robert E. Wilson

/s/ CONRAD A. CONRAD	Director	March 31, 2008
Conrad A. Conrad

/s/ CHRISTOPHER S. SHACKELTON	Director	March 31, 2008
Christopher S. Shackelton

/s/ EUGENE I. DAVIS	Director	March 31, 2008
Eugene I. Davis

/s/ EARL P. HOLLAND	Director	March 31, 2008
Earl P. Holland

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Second Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated March 31, 2008.)

3.2	Fourth Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated March 31, 2008.)

5.1	Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	Rural/Metro Corporation 2008 Incentive Stock Plan. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K dated March 31, 2008.)